UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 17, 2005

                                  TECHALT, INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                    000-27867
                            (Commission File Number)

                                   87-0533626
                        (IRS Employer Identification No.)

                          601 Union Street, Suite 4500
                                Seattle, WA 98101
               (Address of principal executive offices)(Zip Code)

                            (847) 870-2601 Company's
                      telephone number, including area code



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                    FORM 8-K

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 17, 2006 TechAlt, Inc. ("Registrant") and Cypher Wireless, Inc. ("Cypher Wireless"), closed an acquisition agreement to merge a wholly owned subsidiary of Registrant with and into Cypher Wireless and to rename Cypher Wireless "TechAlt Security Technologies, Inc." (the "Acquisition"), which shall exist as an operating subsidiary of Registrant. The agreement provides that all of the shares of common stock of Cypher Wireless issued and outstanding at the time the merger becomes effective under applicable state law (the "Effective Time"), will be converted into common stock of Registrant such that the current holders of Cypher Wireless common stock will hold approximately 35% of all shares of Registrant's common stock outstanding immediately after the closing of this Acquisition.

The Acquisition may be cancelled and unwound at any time during the twelve (12) month period following the Acquisition for material breach of any of the representations and warranties or covenants of the Acquisition if such breach is not cured within thirty days of written notice, if the parties fail to obtain external financing of not less than $2,000,000, or for failure to resolve the existing debt and material liabilities of the parties in a manner acceptable to or Registrant or Cypher Wireless.


EXHIBIT NUMBER                DESCRIPTION                 LOCATION
     2.2                      Agreement and Plan          Filed Herewith
                              of Reorganization



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TECHALT, INC.
                                           (Company)


                                       /s/ David M. Otto
                                       ---------------------------------
                                       By: David M. Otto
                                       Its: CEO

                                       Date: February 21, 2006


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